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                                                                   EXHIBIT 10(y)

                                   SEVERANCE
                                   AGREEMENT


         This SEVERANCE AGREEMENT (the "Agreement"), made and entered into this 12th day of October, 1994, by and between E. DOUGLAS GRINDSTAFF ("Grindstaff") and GENESCO INC., a Tennessee corporation ("Genesco").

                                   WITNESSETH

         WHEREAS, Genesco and Grindstaff are parties to that certain Employment Agreement dated April 22, 1992, as amended by an amendment thereto dated December 8, 1993 (as amended, the "Employment Agreement");

         WHEREAS, Genesco and Grindstaff desire to terminate Grindstaff's employment with Genesco under the Employment Agreement upon the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the mutual premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. RESIGNATION; TERMINATION OF EMPLOYMENT. Grindstaff acknowledges that as of October 12, 1994 he resigned as (i) an officer, employee and director of Genesco, (ii) an officer and director of all subsidiaries of Genesco, whether or not wholly owned by Genesco and whether owned directly or indirectly by Genesco and (iii) a member of any committees on which he may have served for Genesco or any of its subsidiaries. Grindstaff agrees not to take or attempt to take any further action on behalf of or purportedly on behalf of Genesco or any of its subsidiaries and agrees to remove all personal effects from Genesco's premises as soon as practicable. Grindstaff agrees to immediately deliver to Genesco all property of Genesco or any of its subsidiaries in his possession, including, without limitation, (a) all written materials, records and documents whether or not generated by Grindstaff, and all copies, summaries or compilations thereof, which concern the business, finances or affairs of Genesco or any of its subsidiaries and (b) any credit cards furnished to him by Genesco or any of its subsidiaries; provided, however, that Grindstaff shall be entitled to receive the furniture in his office, including the computer on his desk.

         2. BENEFITS. Genesco agrees to pay to Grindstaff monthly severance payments, each in an amount equal to the monthly base salary currently provided for in the Employment Agreement ($41,666.67) and payable on the 20th day of each month (including October 20) through and including April 20, 1996. Grindstaff hereby agrees that, except as provided below, these payments shall be in lieu of all compensation, payments and benefits to which he is otherwise entitled under the terms of the Employment Agreement, any change in control agreement with Genesco or its subsidiaries, Genesco's 1994 Management Incentive Compensation Plan, Genesco's 1995 Management Incentive Plan, any long-term incentive





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plan, any restricted stock plan, insurance program or plan or any other plans, agreements or arrangements with Genesco or any of its subsidiaries. Grindstaff shall continue to be entitled to any vested pension benefits to which he is now entitled. Grindstaff and his dependents shall continue to receive medical insurance benefits pursuant to the Genesco health insurance program until the earlier of Grindstaff obtaining health insurance benefits from an entity other than Genesco or April 20, 1996. Thereafter, Grindstaff may purchase health insurance benefits to the extent provided under COBRA. Grindstaff shall be entitled to continue to receive at Genesco's expense life insurance coverage (and any cash surrender build up therein) as is currently provided to him through April 20, 1996, subject to Grindstaff's insurability at rates comparable to those now paid by Genesco. Grindstaff shall be entitled to participate in reasonable out-placement assistance. Grindstaff shall be entitled to continue to receive the car allowance he now receives until April 20, 1996. Grindstaff shall be entitled to reimbursement of reasonable relocation expenses (not to exceed $10,000) if he should move from the Nashville metropolitan area within 12 months from the date hereof. Further, Grindstaff shall be entitled to the reimbursement of the real estate commission paid in connection with the sale of his residence (not to exceed $50,000) if he should move from the Nashville metropolitan area within 12 months from the date hereof. All other employment benefits (including but not limited to benefits provided for in Sections 3, 4, 7, 9, 10 and 13 of the Employment Agreement) for Grindstaff shall cease on the date hereof; provided that stock options previously granted to Grindstaff by Genesco shall continue to be governed by the terms of such stock options and all plans and agreements related thereto. Grindstaff shall forfeit immediately any unpaid amounts and benefits due pursuant to this Section 2 in the event of any material breach by him of any covenants contained in this Agreement.

         3. REPRESENTATIONS AND WARRANTIES OF GRINDSTAFF. Grindstaff has the full right, power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by Grindstaff and constitutes a valid and binding obligation on his part, enforceable against him in accordance with its terms. The execution, delivery and performance of this Agreement will not, with or without the giving of notice or the passage of time or both, (a) violate any judgment, injunction or order of any court, arbitrator or governmental agency applicable to Grindstaff, or (b) conflict with, result in the breach of any provision of or constitute a default under any agreement or instrument to which Grindstaff is a party or by which he may be bound.

         4. REPRESENTATIONS AND WARRANTIES OF GENESCO. Genesco hereby represents and warrants that it is a corporation duly organized and validly existing in good standing under the laws of the State of Tennessee and has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Genesco and all the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part. This Agreement has been duly executed and delivered by Genesco and constitutes a valid and binding obligation on its part, enforceable against it in accordance with its terms. The execution, delivery and performance of this Agreement will not, with or without the giving of notice or the passage of time or both, (a) violate any judgment, injunction or order of any court, arbitrator or





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governmental agency applicable to Genesco, or (b) conflict with, result in the breach of any provision of or constitute a default under any agreement or instrument to which Genesco is a party or by which it may be bound.

         5. COVENANTS BY GRINDSTAFF. From and after the date hereof and for a period of six months from the date hereof, (i) Grindstaff will take no action to dissipate or negatively affect the goodwill, business, prospects or reputation of Genesco or its relationship with its employees, customers, suppliers, competitors, shareholders, lenders, prospective investors, prospective purchasers of any businesses or assets of Genesco or others, (ii) Grindstaff will for 60 days after the date hereof cooperate reasonably on a non-full-time basis with Genesco, its employees, agents and representatives to assist Genesco's business and operations and (iii) for a period of two years after the date hereof, Grindstaff will not, directly or indirectly, for whatever reason, whether on his own behalf or on behalf of anyone else: (a) solicit, employ, deal with or interfere with Genesco or any of Genesco Subsidiaries' contracts or relationships with any employee, officer or director, whether such person is employed by or associated with Genesco or a Genesco Affiliate on the date hereof or during such two year period or (b) solicit, accept, deal with or otherwise interfere with any of Genesco's or a Genesco Subsidiaries' contracts or relationships with any customer, client or supplier of Genesco or any Genesco Affiliate; provided, however, that this clause shall not be construed to constitute a covenant restricting competition by Grindstaff against the Company.

         Grindstaff acknowledges that the provisions of this Section 5 are essential to the operations and business of Genesco and further acknowledges that the application or operation of the provisions of this Section 5 does not involve a substantial hardship upon his future livelihood. If any court determines that any of the provisions of this Section 5 are unenforceable in any respect, such court shall be empowered to substitute, to the extent enforceable, provisions similar to this Section 5 or other provisions so as to provide Genesco, to the fullest extent possible, the benefits and protections intended by this Section 5.

         6. RELEASE. Effective immediately, Grindstaff releases and discharges Genesco, each subsidiary and affiliate of Genesco and each present and former director, officer and employee of Genesco or any subsidiary or affiliate of Genesco (collectively "Genesco Affiliates") from all manner of claims, actions, causes of action or suits, in law or in equity, which Grindstaff has or hereafter can, shall or may have against Genesco or Genesco Affiliates or any of them by reason of any matter, cause or thing whatsoever, arising out of an event or matter occurring prior to the date hereof, including any action arising from or during his employment with Genesco, resulting from his termination of such employment or related to his status as a shareholder, officer, employee or participant in any Genesco employee benefit plan, except for any claims or action Grindstaff may have that results from a breach of Genesco's obligations under this Agreement or a failure by Genesco to perform its obligations under this Agreement. From and after the date hereof, Grindstaff agrees and covenants not to sue or initiate arbitration, or threaten suit or arbitration against, or make any claim against, Genesco or any Genesco Affiliate for or alleging any of the claims,





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actions, causes of action or suits as discussed above.  Grindstaff acknowledges that this release includes but is not limited to all claims arising under federal, state or local laws prohibiting employment discrimination and all claims growing out of any legal restrictions on Genesco's right to terminate its employees. This release specifically encompasses all claims of employment discrimination based on race, color, religion, sex, handicap and national origin, as provided under Title VII of the Civil Rights Act of 1964, as amended, the 1991 Civil Rights Act, all claims of discrimination based on age, as provided under the Age Discrimination in Employment Act of 1967, as amended, all claims of discrimination based on handicap, as provided in the Americans with Disabilities Act, as amended, and all claims of employment discrimination under state law as provided under Tennessee Code Annotated Sections 8-50-103 and 4-21-401, et seq. Notwithstanding anything hereto to the contrary, Grindstaff shall not be deemed to have released the Company's obligation to Grindstaff, if any, under indemnification provisions of the Company's charter or bylaws, whether or not covered by insurance, or any rights Grindstaff may have under any directors' and officers' liability policy. Nothing herein shall limit Grindstaff's ability to seek contribution from directors for liabilities for claims brought by third parties who are unrelated to Grindstaff. Genesco and the Genesco Affiliates hereby release Grindstaff from all claims, actions, causes of action or suits, in law or in equity, which Genesco or the Genesco Affiliates have or hereafter can, shall or may have against Grindstaff by reason of any matter, cause of action or thing whatsoever, arising out of an event or matter occurring prior to the date hereof, including any alleged breach by Grindstaff of the Employment Agreement or based on his actions as an employee, officer or director of Genesco or a Genesco Affiliate, except for matters relating to a breach of fiduciary duty by Grindstaff of which Genesco is not now aware.

         7. CONFIDENTIALITY. Other than as set forth in this Section 7, both Grindstaff and Genesco agree not to disclose the terms and provisions of this Agreement or any circumstances surrounding its execution to anyone other than Genesco's Board of Directors, Genesco's lenders and counsel or as may be required by law, regulation or court order; except that Grindstaff may disclose the circumstances surrounding the execution of this Agreement and Sections 5 and 7 hereof to a prospective employer. In addition, for a period of two years from and after the date hereof, Grindstaff agrees that he will keep confidential and not appropriate any (i) trade or business secrets of Genesco and Genesco Affiliates, (ii) information relating to Genesco and Genesco Affiliates' customers and suppliers and their business habits, (iii) personnel policies, (iv) business relations information or customer lists, (v) business or financial strategies of Genesco, (vi) financial or other performance data,
(vii) pricing policies or strategies, or (viii) any other proprietary or confidential information of Genesco and Genesco Affiliates, whether or not obtained with the knowledge and permission of Genesco or any Genesco Affiliates and whether or not developed, devised or otherwise created in whole or in part by his efforts.





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         8.      MISCELLANEOUS.

                          a.      Successors and Assigns.   This Agreement
                 shall be binding upon and shall inure to the benefit of Genesco, its successors and assigns, and Grindstaff, his heirs, personal representatives, successors and assigns.

                          b. Survival. All representations and warranties contained in this Agreement shall survive the execution and delivery hereof.

                          c. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled under this Agreement or at law or in equity. In addition, a party that is required to enforce the terms and provisions of this Agreement and is successful therein shall be reimbursed by the other party for all costs and expenses, including reasonable legal fees, that it may incur with respect to such enforcement.

                          d. Entire Agreement. This Agreement constitutes the entire agreement between Genesco and Grindstaff relating to the subject matter hereof and there are no terms other than those contained herein. To the extent that there is any conflict between the terms and provisions of the Employment Agreement or any other agreements related to compensation or benefits and this Agreement, the terms and provisions of this Agreement shall prevail. This Agreement may not be modified or amended except in a writing signed by the parties hereto.

                          e. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without giving effect to principles of conflicts of law.

                          f. Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same agreement.

                          g. Enforceability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions, or in all jurisdictions, because it conflicts with any provisions of any constitution, statute, rule or public policy, or for any reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or





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                 unenforceable in any other case or circumstance, or of
                 rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatever. If any provision of this Agreement shall be held or deemed to impose restrictions which are too broad, too lengthy or otherwise unreasonable, the parties hereto agree to be bound by a court's decision as to what restrictions would be reasonable and acknowledge that such court has the authority and discretion to make such a determination.

                          h. Acknowledgement by Grindstaff. Grindstaff hereby acknowledges that he has carefully read and fully understands all the provisions of this Agreement. He further acknowledges that this Agreement sets forth the entire agreement between himself and Genesco with respect to the subject matter of this Agreement. Finally, Grindstaff hereby acknowledges that, in considering whether to sign this Agreement, he has not relied upon any representation or statement, written or oral, not set forth in this Agreement and that he has not been threatened or coerced into signing this Agreement by any official of Genesco and that he has read, understood, and fully and voluntarily accepts the terms of this Agreement.

                          i. Captions. The captions herein are for purposes of identification only and shall not be considered in construing this Agreement.


                                  GENESCO INC.


                                        By:    /s/ Harry D. Garber
                                               -------------------
                                        Name:  Harry D. Garber
                                               -------------------
                                        Title: Chairman
                                               -------------------

                                        /s/ E. Douglas Grindstaff
                                        --------------------------
                                        E. DOUGLAS GRINDSTAFF





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